Exhibit Index
AXP Variable Portfolio - Managed Series, Inc.
File No. 2-96367/811-4252

(i)       Opinion and consent of counsel, dated October 27, 2000.

(m)(1)    Plan and Agreement of Distribution, dated Sept. 20, 1999.